UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 25, 2022

Statera Biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 25, 2022, Statera Biopharma, Inc. (the “Company”) received a letter (the “Letter”) from Avenue Venture Opportunities Fund, L.P. (“Avenue”) regarding alleged events of default with respect to the Loan and Security Agreement, dated as of April 26, 2021, between the Company and Avenue (the “Loan Agreement”). In the Letter, Avenue alleges that certain events of default under the Loan Agreement have occurred and continue to exist. Specifically, Avenue alleges that the Company is in violation of certain provisions of the Loan Agreement as a result of the Company’s failure to:

●	timely deliver monthly financial statements for certain periods;

●	obtain Avenue’s consent to repurchase certain securities from stockholders;

●	pay principal and interest when due, including on March 1, 2022; and

●	maintain unrestricted cash and cash equivalents in one or more accounts subject to control agreements in favor of Avenue in amount of at least $5 million.

In the Letter, Avenue purported to exercise its rights to suspend further loans or advances to the Company under the Loan Agreement and to accelerate the amount due under the Loan Agreement, which it asserts to be approximately $11.2 million, inclusive of fees of penalties. Avenue further states in the letter that interest will continue to accrue on the outstanding amounts at the default rate of 5.0%. In furtherance of the allegations set forth in the Letter, Avenue foreclosed on approximately $4.8 million of the Company’s cash. The Company is in the process of determining whether the assertion of the Company’s default gives rise to, accelerates or otherwise results in a violation or event of default under any of its other material obligations.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 25, 2022, Randy Saluck and Lea Verny, each a member of the board of directors (the “Board”) of the Company, resigned from their positions as members of board, effective immediately. At the time of their resignations, Mr. Saluck and Ms. Verny each served on the audit, nominating and corporate governance and compensation committees of the Board. As a result of these resignations, the Company is no longer in compliance with several of the Nasdaq Stock Market’s (“NASDAQ”) governance rules.

First, under NASDAQ Listing Rule 5605(b)(1), a majority of the directors on the Board must be independent directors, as defined under the NASDAQ rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the Board is comprised of one director who is independent under the NASDAQ Listing Rules and two directors who are not independent.

Second, under NASDAQ Listing Rule 5605(c)(2)(A), the audit committee of the Board must be comprised of at least three independent directors, as defined under the NASDAQ rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the audit committee of the Board is comprised of one director who is independent under the NASDAQ Listing Rules.

Third, under NASDAQ Listing Rule 5605(d)(2)(A), the compensation committee of the Board must be comprised of at least three independent directors, as defined under the NASDAQ Rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the compensation committee of the Board is comprised of only one director who is independent under the NASDAQ Listing Rules.

On March 28, 2022, the Company provided formal notice to NASDAQ disclosing the Company’s noncompliance with NASDAQ’s governance requirements as described above. In accordance with Nasdaq Listing Rules 5605(b)(1)(A), 5605(c)(4)(B) and 5605(d)(4), the Company is granted a cure period to regain compliance with the rules pertaining to the composition of the Board, the audit committee of the Board and the compensation committee of the Board, respectively, which cure period will expire upon the earlier of the Company’s next annual stockholders’ meeting or March 24, 2023; provided, however, that if the Company’s next annual stockholders’ meeting occurs no later than 180 days following the date of the resignations, then the cure period will expire 180 days following the date of such resignations. The Board intends to appoint new independent directors to fill the vacancies prior to the expiration of such cure period in order to regain compliance with such Nasdaq Listing Rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 3.01 of this Current Report on Form 8-K, on March 25, 2022, Randy Saluck and Lea Verny, each a member of the Board, resigned from their positions as members of board, effective immediately. At the time of their resignations, Mr. Saluck and Ms. Verny each served on the audit, nominating and corporate governance and compensation committees of the Board. On March 28, 2022, Taunia Markvicka, a director on the Board, resigned from her position as a member of the board, effective on such date. Ms. Markvicka continues to serve as Chief Operating Officer of the Company.

Mr. Saluck resigned in response to the events described in Item 2.04 of this Current Report on Form 8-K, as he disagreed with the Company’s chief executive officer (the “CEO”) in respect of the way in which the Company’s relationship with Avenue had been characterized to the Board by the CEO, the internal disclosure practices of the CEO to the Board regarding matters of corporate importance and the CEO’s alleged unliteral decision-making processes. A copy of Mr. Saluck’s resignation letter is attached to this Form 8-K as Exhibit 17.1 to this Current Report on Form 8-K.

The Company respectfully disagrees with the substance of the assertions and characterizations that are contained within Mr. Saluck’s resignation letter. The Company has provided Mr. Saluck with a copy of the disclosures set forth herein and provided him with an opportunity to furnish to the Company as promptly as possible a letter stating whether he agrees with such disclosures and, if not, stating the respects in which he does not agree.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
17.1	Resignation Letter of Randy Saluck
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report contains forward-looking statements that involve risks and uncertainties intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of current or historical fact contained in this Current Report, including statements regarding the Company’s expected clinical development timeline for the Company’s product candidates, future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to the Company, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual future results may differ materially from those discussed here for various reasons. The Company discusses many of these risks under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2021, as updated by the Company’s other filings with the SEC, including the proxy statement/prospectus filed with the SEC on June 4, 2021.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: March 31, 2022	By:	/s/ Cozette McAvoy
	Name:	Cozette McAvoy
	Title:	Chief Legal Officer